EXHIBIT 99.2

C

NEWS RELEASE

Ceridian Appoints Gregory Macfarlane

Chief Financial Officer

MINNEAPOLIS, March 12, 2007 — Ceridian Corporation (NYSE: CEN) today announced that it has appointed Gregory Macfarlane as chief financial officer, effective March 26, 2007. Mr. Macfarlane joins Ceridian from the General Electric Company, where he most recently served as executive vice president and chief financial officer for GE-WMC Mortgage, a $36 billion mortgage originator owned by GE.

Mr. Macfarlane has over 13 years of relevant experience at General Electric Company. As EVP and CFO for GE-WMC Mortgage, Mr. Macfarlane was heavily involved in WMC’s capital markets strategy and execution, and was a leader in developing WMC’s in-house securitization capability.

“We are extremely pleased to have someone of Greg’s caliber joining Ceridian,” said Kathryn V. Marinello, president and chief executive officer of Ceridian. “Greg demonstrated his financial expertise during his years at GE by continually improving the business units in which he worked.  I worked with Greg closely in the past at GE’s Partnership Marketing Group and was consistently impressed by his knowledge of finance and leadership capabilities.  The Board and I are delighted to welcome Greg to our senior management team and are confident that he will be an important contributor to Ceridian’s success as we focus on creating value for our shareholders.”

Prior to his role at GE-WMC Mortgage, Mr. Macfarlane served as the senior vice president and chief financial officer at GE Partnership Marketing Group from 2001-2004. From 1999-2001, Mr. Macfarlane served as vice president and chief financial officer of GE Fleet Services Japan.  Prior to that, Mr. Macfarlane received multiple promotions to the level of senior audit manager in GE’s Corporate Audit Staff, after his completion of GE’s Financial Management Program in 1994.

Mr. Macfarlane obtained his undergraduate degree from Wilfrid Laurier University and his MBA from the Kellogg Graduate School of Management at Northwestern University.

About Ceridian

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation, the prior restatements of our financial statements, the investigation conducted by the Audit Committee, the pending shareholder litigation, the failure to timely comply with Section 404 of the Sarbanes-Oxley Act of 2002, volatility associated with Comdata’s fuel price derivative contracts and  those factors which are discussed in Ceridian’s Annual Report on Form 10-K, for the year ended December 31, 2006, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

Contacts:

Media Relations:

Pete Stoddart

Ceridian Corporation

952-853-4278

Investor Relations:

Craig Manson

Ceridian Corporation

952-853-6022